090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C25725-1997
	Filing Number 20100976255-77
Secretary of State	Filed On 12/30/2010
State Of Nevada	Number of Pages 6

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hyperbaric Oxygenation Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

The Company Name is hereby changed to "Building Turbines, Inc" with an effective date of January 19, 2011.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 70.60%

4. Effective date of filing: (optional) 1/19/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

RESOLUTION

by the

BOARD OF DIRECTORS

and

SHAREHOLDERS

of

HYPERBARIC OXYGENATION CORP.

WHEREAS, Hyperbaric Oxygenation Corp. is a Nevada corporation ("HOC"); and

WHEREAS, Humphrey Killam and Rodney Patterson are the only members of the Board of Directors of HOC; and

WHEREAS, Island Stock Transfer ("IST") is the transfer agent for HOC; and

WHEREAS, pursuant to a shareholder list provided by IST (the "IST Record"), HOC had 26,457,001 total common shares issued and outstanding as of December 6, 2010; and

WHEREAS, pursuant to the IST Record, Intermarket, Inc. is record owner of 18,700,000 common shares of HOC; and

WHEREAS, by virtue of its ownership of 18,700,000 shares representing 70.68% of the total common shares outstanding of HOC, the above named shareholder does hereby, pursuant to Nevada Revised Statutes, act as follows:

> FIRST, that the name of the corporation be changed to Building Turbines, Inc. and all requisite filings with regulatory authorities be so filed, with a delayed effective date in accordance with FINRA regulations; and
>
> SECOND, that the corporation accept the resignation of its current Chairman, Chief Executive Officer and Chief Financial Officer, Humphrey Killam; and
>
> THIRD, that the corporation accept the resignation of its current Secretary, Rodney Patterson; and
>
> FOURTH, that the corporation appoint John Graham as its Chief Executive Officer, Chief Financial Officer and a Director; and

FIFTH, that the corporation appoint David Parker as its Chief Operating Officer; and

FINALLY, that the corporation file current information and notice of such change with PinkSheets.

RESOLVED, the undersigned, representing 70.68% of the common stock of Hyperbaric Oxygenation Corp. do hereby act, and that the foregoing is a true record of a resolution duly adopted this December 6, 2010, and that said resolution is now in full force and effect without modification or rescission.

Andrew Godfrey
CEO
Intermarket, Inc.

FURTHER RESOLVED, the undersigned, comprising the Board of Directors of Hyperbaric Oxygenation Corp. do hereby acknowledge and approve the actions set forth herein, and that the foregoing is a true record of a resolution duly adopted this December 6, 2010, and that said resolution is now in full force and effect without modification or rescission.

Humphrey Kallam
Chairman

Rodney Patterson
Secretary